Exhibit 23.1

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File No. 333-12221 and File No. 333-68531).

Boston, Massachusetts
March 28, 2001